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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)   November 11, 2004
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                              REGENCY CENTERS, L.P.
                              ---------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      0-24763                  59-3429602
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

  121 West Forsyth Street, Suite 200                              32202
      Jacksonville, Florida                                       -----
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(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number including area code:  (904)-598-7000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03         Amendments to Articles of Incorporation or Bylaws;
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                  Change in Fiscal Year
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         On November 11, 2004, we entered into an amendment to our Fourth
Amended and Restated Agreement of Limited Partnership with the holders of our Series D cumulative preferred units. The board of directors of our general partner, Regency Centers Corporation, approved the amendment on October 27, 2004. The approval of limited partners other than the holders of the Series D preferred units was not required.

         Prior to the amendment, we had the right, at our election, to redeem the Series D preferred units beginning on September 29, 2004. Rather than exercising our right to redeem the units, we agreed with the holders of the units to amend our partnership agreement to:

         (1) lower the annual distribution rate on the units from 9.125% to 7.45%, beginning on the effective date of the amendment;

         (2) Defer the date on which the units first become exchangeable into shares of Series D preferred stock of our general partner from September 29, 2009 to January 1, 2014;

         (3) Provide that if the exchange of Series D preferred units for Series D preferred stock of our general partner would violate a REIT ownership limit in our general partner's articles of incorporation, our general partner may elect either to (i) require the holder to sell the units to a third party, or (ii) redeem the units, in either case for $100 per unit, plus any accrued but unpaid dividends;

         (4) Defer the date on which we can first redeem the units at our election from September 29, 2004 to September 29, 2009; and

         (5) Grant additional voting rights to the holders of the Series D preferred stock described below.

         The amendment provides that our general partner must solicit the vote of 2/3 of the outstanding Series D preferred units if:

         (i) our general partner elects to consummate a transaction or series of transactions that would result in a change of control (as defined in the amendment) of us or our general partner unless immediately after the transaction a nationally recognized statistical rating organization affirms or, if our general partner is not the surviving corporation in the transaction, upgrades its rating of our general partner's securities or gives a comparable or upgraded rating to the securities of the surviving entity;

         (ii) our general partner elects to consummate a transaction or series of transactions that would result in its common stock ceasing to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; or

         (iii) our general partner elects to cease to qualify as a real estate investment trust under the Internal Revenue Code.


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         If at least 2/3 of the outstanding Series D preferred units fail to approve the taking of any such action, then we must redeem all the Series D preferred units immediately after the action at a redemption price equal to the capital account balance of the Series D preferred units, or, if greater, $100 per share plus any accrued but unpaid distributions.

         Simultaneously with our adoption of this amendment, our general partner entered into a similar amendment amending the dividend and voting provisions of the Series D preferred stock that will be issuable upon exchange of the Series D preferred units.

         A full copy of the amendment to the partnership agreement is attached as exhibit 3.2.


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS
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C.    Exhibits:

      3.1 Fourth Amended and Restated Agreement of Limited Partnership, as amended.

      3.2 Amendment to Fourth Amended and Restated Agreement of Limited Partnership dated as of November 11, 2004.






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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        REGENCY CENTERS, L.P.
                                        (registrant)

                                        By:   Regency Centers Corporation,
                                              Its General Partner


November 16, 2004                       By:    /s/ J. Christian Leavitt
                                               ---------------------------------
                                               J. Christian Leavitt, Senior Vice
                                                 President, Finance and
                                                 Principal Accounting Officer




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